Exhibit 10.18

April 7, 2015

CONFIDENTIAL

DEAN L. LEDGER

CHIEF EXECUTIVE OFFICER

NanoFlex Power Corporation

17207 N. Perimeter Dr., Ste. 210

Scottsdale, AZ 85255

Subject: Amendment Letter

Dear Mr. Ledger,

On October 1, 2013, Tobin Tao & Company, Inc. (“Tobin Tao”) and NanoFlex Power Corporation (the “Client”) entered into an Engagement Agreement (the “Original Agreement”), effective as of October 1, 2013, pursuant to which the Client retained Tobin Tao for consulting services.

This letter shall amend the aforementioned Engagement Agreement with respect to the terms below.

1.	Scope of services. As specified in the Original Agreement.

2.	Term. This Amendment Letter is effective April 1, 2015 (the “Start Date”). This Amended Agreement renews on a month to month basis; each renewal term being one calendar month (“Renewal Term”).

3.	Professional fees. As specified in the Original Agreement.

4.	Equity consideration. In lieu of the equity consideration set forth in the Original Agreement, Client shall immediately grant Tobin Tao warrants to purchase 200,000 shares of NanoFlex Power Corporation common stock at an exercise price equivalent to $0.50 per share. These warrants shall vest immediately and have a cashless exercise feature.

5.	Terms and conditions. As specified in the Original Agreement.

Except as otherwise provided herein, the Original Agreement remains in full force and effect.

Please countersign this Amendment Letter below, whereupon it will constitute an agreement between Tobin Tao and the Client.

Sincerely,

TOBIN TAO & COMPANY, INC.		AGREED: NanoFlex Power Corporation

BY:	/s/ Mark Tobin	BY:	/s/ Dean L. Ledger
	Mark Tobin, Chief Executive Officer		Dean L. Ledger, Chief Executive Officer

TOBIN TAO & COMPANY, INC. | 61 LAKEFRONT, IRVINE, CA 92604 | (949) 500-1959

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CONFIDENTIAL